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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in Post-Effective Amendment Number 1 to Registration Statement Number 2-80499 on Form S-8 dated February 14, 1983, Registration Statement Number 33-1038 on Form S-8 dated October 22, 1985, Registration Statement Number 33-26000 on Form S-8 dated December 9, 1988 and Registration Statement Number 33-30755 on Form S-8 dated August 28, 1989 pertaining to The Actava Group Inc. stock option plans, and their related prospectuses, of our report dated March 3, 1994, except for the Notes Payable and Long-Term Debt Note as to which the date is March 29, 1994 and except for the Photofinishing Transaction and Discontinued Operation Note as to which the date is August 12, 1994, with respect to the consolidated financial statements of The Actava Group Inc. and subsidiaries included in the Current Report (Form 8-K) dated October 31, 1994.

                                          /s/  ERNST & YOUNG LLP

Atlanta, Georgia
October 31, 1994